MUTUAL RELEASE



IN CONSIDERATION OF the sum of TEN($10.00)DOLLARS, lawful money of Canada, paid to Kidstoysplus.com, INC. ("Kidstoys") by FYI Corporation ("FYI") and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), Kidstoys for itself, its employees, directors, officers and assigns, hereby releases, remises and forever discharges FYI and its assigns, directors, officers, employees and subsidiaries of and from any and all manner of action or actions, cause or causes of action, suits, debts, dues, sums of money, accounts, bills, bonds, covenants, contracts, agreements, promises, damages, judgments, claims, and demands whatsoever, whether at law or in equity now existing or arising in the future whether known or unknown which against the said FYI, its officers, directors, employees and assigns, Kidstoys ever had, now has or which Kidtoys and its employees, directors and officers hereafter can, shall or may have for any reason whatsoever and not to limit the generality of the foregoing, all damages, claims and amounts owing as a result of the termination of an agreement between FYI and Albert T. Timcke under which FYI was to acquire 5,565,500 shares of Kidstoysplus.com from Albert R. Timcke.

AND IN CONSIDERATION OF the sum of TEN ($10.00)DOLLARS, lawful money of Canada, paid to FYI by Kidstoys and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), FYI, for itself, its employees, directors, officers, and assigns, hereby releases, remises and forever discharges Kidstoys and its officers, directors employees and assigns of and from any and all manner of action or actions, cause or causes of action, suits, debts, dues, sums of money, accounts, bills, bonds, covenants, contracts, agreements, promises, damages, judgments, claims, and demands whatsoever, whether at law or in equity now existing or arising in the future whether known or unknown which against the said Kidtoys and its employees, directors, officers, and assigns, FYI ever had, now has or which FYI, its employees, directors and officers hereafter can, shall or may have for any reason whatsoever and not to limit the generality of the foregoing, all damages, claims and amounts owing as a result of the termination of an agreement between FYI and Albert
T. Timcke under which FYI was to acquire 5,565,500 shares of Kidstoysplus.com from Albert R. Timcke.

Date: June 7, 2001

KIDSTOYSPLUS.COM, INC.             FYI CORPORATION

Per:                               Per:
     /s/ Albert R. Timcke               /s/ Pete Falvo
     _____________________              _____________________
Authorized Signatory               Authorized Signatory